                                                                   Exhibit 23.1

                         Consent of Independent Auditors

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-58001) pertaining to the Individual Account Retirement Plan for Cooper Cameron Corporation Hourly Employees, IAM, at the Superior Plant of our report dated June 14, 2002 with respect to the financial statements of the Individual Account Retirement Plan for Cooper Cameron Corporation Hourly Employees, IAM, at the Superior Plant included in this Annual Report (Form 11-K) for the year ended December 31, 2001.

                                                /s/ Ernst & Young LLP

Houston, Texas
June 26, 2002

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